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                                                                    Exhibit 10.3

                             TAX SHARING AGREEMENT

          Tax Sharing Agreement, dated as of _______ ___ 2000 (the "Effective Date"), by and between Frontier Corporation, a New York corporation ("Parent") and GlobalCenter Inc., a [Delaware] corporation ("Sub").

                                  WITNESSETH:
                                  ----------

          WHEREAS, Sub and each of its subsidiaries that are includible corporations within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), (collectively, the "Sub Group") are members of the affiliated group of corporations of which Parent is the common parent (the "Parent Group"), which files a Consolidated Tax Return (as defined below);

          WHEREAS, Parent and Sub desire to agree upon an equitable method for determining the financial consequences to them of the Sub Group continuing to be included in the filing of the Consolidated Tax Return, and comparable state, local, and foreign income or franchise tax returns, of the Parent Group for the current and each subsequent taxable year, the responsibility for Contests (as defined below), and certain other matters;

          NOW THEREFORE, in consideration of the mutual covenants contained herein, Parent and Sub hereby agree as follows:
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1.    Consolidated Tax Returns
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1.1      Filing by Parent
         ----------------

          As long as Sub and any member of the Sub Group is a member of the Parent Group, Sub agrees that it will, and will cause each member of the Sub Group to, consent to and join in the filing by Parent of the consolidated Federal income tax returns ("Consolidated Tax Returns") for the Parent Group as Parent may elect to file and will execute such documents and take such action as Parent may reasonably request in connection therewith. For each taxable year for which Parent determines to file a Consolidated Tax Return, Parent shall file such Consolidated Tax Return on a timely basis, taking into account any extensions granted by the Internal Revenue Service (the "Service") of the due date of such filing. Nothing in this Agreement, however, shall be construed to require Parent to file a Consolidated Tax Return for any taxable year.

1.2      Payment by Parent of Parent Group Tax Liability
         -----------------------------------------------

          For each taxable year for which Parent files a Consolidated Tax Return, Parent shall timely pay or discharge, or cause to be timely paid or discharged, the consolidated Federal income tax liability (the "Tax") of the Parent Group, if any, for such taxable year.

1.3      Tax Sharing Payment
         -------------------
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(a)       Federal Income Taxes. With respect to any Taxes, no later than five
          --------------------
days prior to the due date (including extensions) of any Consolidated Tax Return of the Parent Group if such Tax return is for a taxable period, or portion thereof, beginning on or after the Effective Date (with the first such period beginning on the Effective Date) and ending thereafter but no later than the date upon which no member of Sub Group is included in the Parent Group Consolidated Tax Return (a "Determination Year"):

          (i) Sub shall pay to Parent (with interest at the Applicable Federal Rate as defined in section 1274(d) of the Code computed from such due date (without extensions)) the sum of (I) the aggregate amount of any Tax that would not have been incurred by the Parent Group but for the inclusion of any legal entity that is a member of the Sub Group during any Determination Year in the Parent Group and (II) the aggregate amount of any Tax refund, credit, or other Tax benefit that would have been realized or received with respect to such Consolidated Tax Return (or any other Tax return that has been or could have been filed) by the Parent Group but for the inclusion of any legal entity that is a member of the Sub Group during any Determination Year in the Parent Group; and

          (ii) Parent shall pay Sub (with interest at the Applicable Federal Rate as defined in section 1274(d) of the Code computed from such due date

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     (without extensions)) the sum of (I) the aggregate amount of any Tax that would have been incurred by the Parent Group but for the inclusion of any legal entity that is a member of the Sub Group during any Determination Year in the Parent Group and (II) the aggregate amount of any Tax refund, credit, or other Tax benefit realized or received with respect to such Tax return that would not have been realized or received by the Parent Group but for the inclusion of any legal entity that is a member of the Sub Group during any Determination Year in the Parent Group;

(b) The consolidated return regulations (the "Consolidated Return Regulations") and the Consolidated Tax Returns filed by the Parent Group pursuant to this Agreement shall determine the timing of the recognition of Tax items with respect to deferred intercompany transactions as defined in the Consolidated Return Regulations and the determination of which group (and which member thereof) shall bear the Tax benefit or burden of such Tax items, and each group shall be responsible for the Tax items recognized by its respective members with respect to any deferred intercompany transactions.

(c)       With respect to the first Determination Year, all computations under
Section 1.3(a) shall be made as if Parent Group and Sub Group first joined in filing a Consolidated Tax Return as of the Effective Date and began a new taxable period upon the Effective Date. Similarly, on the date that Sub Group ceases to join Parent

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Group in filing a Consolidated Tax Return (the "Deconsolidation Date"), the
Determination Year shall end upon the Deconsolidation Date.

1.4      Adjustments
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(a)      If (I) as a result of any (A) final determination by or settlement with the Service or (B) any court decision that has become final, the Tax of the Parent Group for any taxable year is subsequently increased or decreased from the amount shown on a return, amended return, or refund claim or (II) as a result of any change in any item that affects the computations under Paragraph
1.3 hereof the Parent Group files an amended Tax return (the events described in the immediately preceding clauses (I) and (II), a "Recomputation Event"), then a recomputation of the amounts payable under Paragraph 1.3 hereof shall be made. Sub shall pay to Parent, or Parent shall pay to Sub, as the case may be, an amount equal to the difference between the amount due under Paragraph 1.3 hereof, as the case may be, after such recomputation and the amount previously paid under such Paragraphs in respect thereof.

(b) Any interest or penalties provided under the Code that are payable by the Parent Group as a result of an adjustment described in this Paragraph 1.4 shall be equitably allocated between the Parent Group and the Sub Group to reflect the extent to which the Sub Group's operations contributed to such items in respect of a Determination Year.

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(c)  Sub shall pay to Parent such amounts as Parent shall reasonably request in respect of payment made by Parent to a taxing authority on account of a contested Federal income tax liability allocable to the Sub Group. Such amounts shall be credited against the payments due to Parent pursuant to Paragraph 1.4(a) hereof, and any excess payments shall be repaid to Sub.

1.5      Reimbursement for Expenses
         --------------------------

          Sub shall reimburse Parent for any expenses (i.e., legal, accounting, professional fees, and an allocable portion of administrative overhead) reasonably incurred by Parent in connection with any Contest, but only to the extent that such fees and related expenses are reasonably allocable to the portion of such Contest as it may relate to a tax liability of the Sub Group.

1.6      Timing of Payments
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(a)  Any amount required to be paid by Sub to Parent as a result of an adjustment or the imposition of interest or penalties pursuant to Paragraphs 1.4(a) or 1.4(b) hereof, respectively, or related to a payment pursuant to Paragraph 1.4(c) hereof, shall be made no later than three (3) business days preceding the date upon which Parent makes a corresponding payment to the taxing authority; provided that Parent has notified Sub of its intention to make such
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payment no later than ten (10) business days prior to such payment date.
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(b)  In the case of any refund receivable by Parent as a result of an adjustment pursuant to Paragraph 1.4(a) hereof, Parent may defer making a payment to Sub in respect of Sub's share of such refund until three (3) business days following the date upon which Parent receives the refund amount from the taxing authority.

(c) Any amounts required to be paid pursuant to Paragraph 1.5 hereof shall be made pursuant to a written request (a "Reimbursement Request") submitted by Parent to Sub, which request shall set forth in reasonable detail the portion of the expenses that are reasonably allocable, pursuant to Paragraph 1.5 hereof, to the Sub Group. Any payment due from Sub shall be made no later than three (3) business days after Parent has submitted a Reimbursement Request to Sub; provided, however, that, in the case of out-of-pocket expenses, no payment shall
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be made by Sub earlier than ten business (10) days preceding the date upon which
Parent pays the out-of-pocket expenses to the person to whom such payment is due and owing.

(d) The parties hereto intend that all amounts required to paid hereunder shall be paid in full when due. In the event that any such amount is not paid on or prior to the due date hereunder, such amount shall bear interest, during the period that such amount remains due and owing, at a rate equal to the short-term applicable Federal rate(s) for such period as defined under section 1274(d) under the Code and determined by the Service from time to time.
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1.7      Tax Attributes
         --------------

          Sub and Sub Group shall retain their respective tax attributes upon deconsolidation from Parent Group in accordance with Treas. Reg. section 1.1502-21(b).

2.   Elections and Determinations
     ----------------------------

2.1      Elections.
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          All actions and elections, including the taking or making of any applicable deemed action or election under the Code (e.g., the making of (or failing to make) any election, consent, or filing with respect to any matter related to this Agreement and any deemed actions, elections, consents, or filings of the members of the Sub Group which would affect their separately calculated liability under this Agreement) shall be made or determined solely by Parent.

2.2      Determinations.
         --------------

          The determination of all amounts due hereunder shall be made by
Parent; provided, however, that in performing the calculation under Paragraph
        --------  -------
1.3 hereof, each item of income, gain, loss, deduction, or credit of the members of the Sub Group shall be determined in a manner consistent with the treatment of such item for purposes of the Consolidated Tax Return as filed, and any amendments thereto, to the extent permitted under the Code to a corporation filing on the basis set forth in Paragraph 1.3 hereof. Sub shall, and shall cause the members of the Sub Group to, cooperate reasonably with Parent and provide to Parent, as Parent may reasonably request from time to time, access to the books and records of the members of the Sub Group to
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cooperate reasonably with Parent and provide to Parent, as Parent may reasonably request from time to time, access to the books and records of the members of the Sub Group to permit Parent to make the foregoing determinations.

3.   State, Local, and Foreign Taxes
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     Parent, Sub, and the members of the Sub Group, shall each pay its own state, local, and foreign income and franchise taxes; provided, however, in the
                                                      --------  -------
event that any member of the Sub Group and any member of the Parent Group are required or may elect, under any state, local, or foreign income tax law, to file combined, consolidated, unitary, or similar income or franchise tax returns, and, in the case of an election, Parent elects, or causes any such members to elect, to file such combined, consolidated, unitary, or similar state, local, or foreign income or franchise tax returns for such members for any Determination Year, the financial consequences to Parent and the Sub Group of filing such returns shall be determined in a manner as similar as possible to that provided herein for Federal income tax purposes.

4.   Indemnification
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     Parent shall be liable for, and shall indemnify, defend, and hold harmless the members of the Sub Group from and against, (i) all Taxes (including penalties and interest) of the Parent Group, (ii) all state, local, and foreign taxes arising in connection with the filing of a combined, consolidated, unitary, or similar income or
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franchise tax return described in the Paragraph 3 hereof, and (iii) all liability (as a result of the application of Treasury Regulation section 1.1502-6 or a comparable state or local law) for income taxes of (x) any member of the Parent Group (other than any member or former member of the Sub Group) or (y) any person which is or has been affiliated with any member of the Parent Group (other than any member or former member of the Sub Group) or with which any member of the Parent Group (other than any member or former member of the Sub Group) joins, or has ever joined (or is or has ever been required to join) in the filing of any consolidated, combined, unitary, or similar unitary income or franchise tax return; provided, however, that (x) Parent shall not indemnify the
                      --------  -------
members of the Sub Group for any taxes referred to in clauses (i), (ii), and,
(iii) of this Paragraph 4 that are attributable to any amounts in respect of such taxes that are payable by Sub to Parent pursuant to Paragraphs 1.3(a)(i), 1.4, and 3 hereof, but only to the extent that such amounts have not been previously paid by Sub to Parent and (y) any amount paid by any member of the Sub Group to a taxing authority in respect of any taxes referred to in the clauses (i), (ii), and (iii) of this Paragraph 4 for which the members of the Sub Group are precluded from seeking indemnification pursuant to the immediately preceding clause (x) shall be applied to and reduce any amount owing by Sub to Parent pursuant to Paragraphs 1.3(a)(i), 1.4, and 3 hereof.

5.   Tax Controversies
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     If any party is made aware as part of an audit or other administrative proceeding affecting any taxable period during which Parent and Sub joined in filing a Consolidated Tax Return (a "Contest" which term shall include any judicial proceedings, or appeals of such proceedings, in connection therewith), that a taxing authority is asserting a claim for any tax, then such party shall promptly notify the other party of such claim in writing. In the case of any Contest, Parent shall control the proceedings related to such Contest and shall be entitled to select tax counsel (or other tax advisors) to represent Parent Group or any member of the Parent Group in such proceedings. Sub shall, and shall cause any member of the Sub Group to, execute any powers-of-attorney or similar documents (including the execution of any document granting a waiver of the statutory period for the assessment of any tax) as may be desired by, or necessary for, Parent to control such Contest.

6.   Term
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     This Agreement shall continue in full force and effect until such time that the parties hereto agree in writing to terminate this Agreement. For any taxable year, or portion thereof, in which Sub is not included in the Consolidated Tax Return (a "Nonconsolidating Period"), (i) Sub shall not be obligated to make payments pursuant to Paragraph 1.3 hereof in respect of such Nonconsolidating Period and (ii) Parent shall not be obligated to make payments pursuant to Paragraph 1.4(a) hereof in respect of such Nonconsolidating Period.
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7.   Notices
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     All payments, notices, demands, or communications required or permitted to be given hereunder shall be effective if delivered personally or if sent by Federal Express or a similar courier service, or by certified mail return receipt requested or facsimile transmission, addressed as follows:

     to Parent:

             [local address]

     with copy to:

             [legal counsel]

     to Sub

             [local address]

     with copy to:

             [legal counsel]

or to such other address or to the attention of such other person as a party may, from time to time, designate by written notice to the other party. Any notice given hereunder shall be deemed to be given on the date when such notice is (i) personally delivered, (ii) sent by Federal Express or a similar courier service, (iii) transmitted via facsimile, or (iv) delivered based on the date reflected in the certified mail return receipt.

8.   Amendment of Agreement
     ----------------------
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     This Agreement may not be amended, supplemented or discharged, except by an instrument in writing signed by all parties hereto.

9.   Successors and Assigns
     ----------------------

     This Agreement shall be binding upon, and inure to the benefit of Parent, Sub, and their respective successors and assigns and any reference herein to Parent and Sub shall be deemed to include their respective successors and assigns.

10.  Severability
     ------------

     If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, (i) the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated and (ii) the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

11.  Further Assurances
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     The parties hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

12.  Waivers
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     No failure or delay on the part of the parties in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such a waiver or consent shall be effective only in the specific instance and for the purpose for which given.

13.  Setoff
     ------

     All payments to be made by any party under this Agreement shall be made without setoff, counterclaim, or withholding, all of which are expressly waived.

14.  Change of Law
     -------------

     If, due to any change in applicable law or regulations or interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such provision.

15.  Headings
     --------
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     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

16.  Counterparts
     ------------

     For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

17.  Effect of this Agreement
     ------------------------

     This Agreement shall supersede any other tax sharing arrangement or agreement in effect between the parties. Nothing in this Agreement is intended to change or otherwise affect any election made by or on behalf of the Parent Group with respect to the calculation of earnings and profits under section 1552 of the Code.

18.  Entire Agreement
     ----------------

     This Agreement constitutes the entire Agreement among the parties relating to the allocation of the consolidated and combined tax liabilities of the Parent Group between or among the parties.

19.  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of ____________.

                                    Parent
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                         By:___________________________________
                            Name:
                            Title:


                         Sub


                         By:___________________________________
                            Name:
                            Title: